EXHIBIT 10.2

SUMMUS, INC. (USA)

NONQUALIFIED STOCK OPTION AGREEMENT

THIS NONQUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made as of the 8th day of December, 2000, by and between High Speed Net Solutions, Inc., a Florida corporation (the “Company”), and Peter Rogina (the “Participant”).

             WHEREAS, the Company and Participant entered into: (i) an Anti-Dilution Settlement Agreement, dated December 8, 2000 (the “ADSA”) (ii) a Settlement Agreement, dated September 22, 2000 (the “Settlement Agreement”), and (iii) an Employment and Stock Option Agreement on or about March 1, 1999 (the “Employment Agreement”) (collectively, the “Three Agreements”); and

            WHEREAS, under the Three Agreements the Company granted various stock options to Participant and Company and Participant desire, as set forth in the ADSA, to further define and clarify the terms of such options.

            NOW, THEREFORE, in consideration of the foregoing, of the mutual promises set forth below and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

            1.            Grant of Option.  By entering into the Three Agreements the Company has previously granted Participant options to purchase an aggregate of Two Hundred Seventy Five Thousand (275,000) shares of Stock, at the purchase price of One Cent ($0.01) per share (the “Purchase Price”), and through the ADSA the Parties have agreed that such options shall be governed in accordance with the terms and conditions stated in this Agreement.  The shares of Stock subject to such prior option grants are referred to below as the “Shares,” and the option to purchase such Shares is referred to below as the “Option.”  The parties acknowledge and agree that the Options are not awarded under the High Speed Net Solutions, Inc. 2000 Equity Compensation Plan (the “Plan’) and that neither this Agreement nor the Options are subject to any of the burdens or benefits of coverage by the Plan.

            2.            Definitions; Authority of Board.

                        (a)            “Board” means the Board of Directors of Summus, Inc. (USA).

                        (b)            “Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board.  The Board may serve as the Committee, if the Board has not established a Compensation Committee.

                        (c)            “Public Offering” means any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, including the Company’s initial public offering.

                        (d)            “Stock” means the common stock of Summus, Inc. (USA), as may be adjusted pursuant to the provisions of Section 7.

            3.            Vesting and Exercise of Option.  The Option is fully vested, exercisable and irrevocable.  The Option may be exercised at any time and from time to time to purchase up to the number of Shares.

            4.            `Termination of Option.  The Option shall remain exercisable as specified in Section 3 above until the earliest to occur of the dates specified below, upon which date the Option shall terminate:

                        (a)            the date all of the Shares are purchased pursuant to the terms of this Agreement;

                        (b)            at 5:00 P.M., eastern time, on the thirtieth (30th) day following the date that the Company files articles of dissolution with the state in which the Company is incorporated or is otherwise dissolved under applicable law;

                        (c)            September 22, 2004 at 5:00 P.M., eastern time.

Upon its termination, the Option shall have no further force or effect and Participant shall have no further rights under the Option or to any Shares that have not been purchased pursuant to prior exercise of the Option.

            5.            Manner of Exercise of Option.

                        (a)            The Option may be exercised only by (i) Participant’s completion, execution and delivery to the Company of a notice of exercise and confirmation of Participant’s representations and warranties in Section 21 of this Agreement, including the representation that Participant is acquiring the Shares for investment only and not with a view to the resale or other distribution thereof other than in compliance with the Securities Act of 1933, all in the form set forth in Exhibit A attached to this Agreement, and (ii) the payment to the Company, pursuant to the terms of this Agreement, of an amount equal to the Purchase Price multiplied by the number of Shares being purchased as specified in Participant’s notice of exercise.  Participant must provide notice of exercise of the Option with respect to no fewer than 100 Shares (or any lesser number of Shares with respect to which the Option is then vested and exercisable).  Participant’s notice of exercise shall be given in the manner specified in Section 17 but any exercise of the Option shall be effective only when the items required by the preceding sentence are actually received by the Company.   Payment of the aggregate Purchase Price for Shares Participant has elected to purchase shall be made by cash or certified check.

                        (b)            Upon any exercise of the Option by Participant, the Company shall within five (5) business days from the effectiveness of the notice of exercise issue and deliver to Participant or Participant’s designee a certificate or certificates evidencing such number of Shares as Participant has then elected to purchase.  Such certificate or certificates shall be registered in the name of Participant or Participant’s designee and shall bear a legend substantially similar to the legend attached as Exhibit B unless such Shares have been registered under the Securities Act of 1933.  If any Shares are issued with the foregoing legend, such Shares will be replaced with unlegended Shares promptly following the effectiveness of a registration of such Shares pursuant to the Securities Act of 1933.

                        (c)            Participant’s right to exercise the Option shall be conditioned upon and subject to satisfaction, in a manner as provided in the ADSA, of any withholding liability under any state or federal law arising in connection with exercise of the Option.  If at any time upon or after the Participant’s exercise of any of the Option, the Company determines that there will be any such withholding liability, it will give Participant notice of the withholding amount within ten (10) business days after the Company determines such withholding liability amount.  Not withstanding the foregoing, if Participant gives notice of exercise pursuant to Section 5(b) before receipt of a notice of withholding liability from the Company, then Participant shall not be required to delay receipt of certificate(s) for such previously-noticed exercise; however, Participant’s future right to give exercise according to Section 5(a) shall be conditioned upon of satisfaction of Participant’s obligations related to withholding liability provided in the ADSA.

            6.            Restrictions on Transfer.

                        (a)            Except as provided in this section, the Option shall not be sold, exchanged, delivered, assigned, bequeathed or gifted, pledged, mortgaged, hypothecated or otherwise encumbered, transferred or permitted to be transferred, or otherwise disposed of, whether voluntarily, involuntarily or by operation of law (including, without limitation, the laws of bankruptcy, intestacy, descent and distribution or succession) or on an absolute or contingent basis.  For purposes of Section 17 hereof, any reference to Participant shall (when applicable) be deemed to be and include references to Participant’s estate, executors or administrators, personal or legal representatives and transferees (direct or indirect).

                        (b)            The Participant shall be entitled to transfer the Option, by gift, to his or her immediate family or to a trust which has as its only beneficiaries those individuals who are members of the Participant’s immediate family, or to a partnership or similar entity which has as its only partners or members those individuals who are members of the Participant’s immediate family.  In such case, the Option shall be exercisable only by such transferee.  For this purpose, the Participant’s “immediate family” is the Participant and the Participant’s spouse, children and/or grandchildren. As a condition precedent to such transfer, each and every prospective transferee shall (i) provide or cause to be provided to the Company, at its request, sufficient evidence of the legal right and authority of such prospective transferee to have the Option so transferred and (ii) comply with the provisions of subsection (d) below.

                        (c)            In the event of the Participant’s death, the Option may be transferred to any executor, administrator, personal or legal representative, legatee, heir or distributee of the estate of Participant; provided, that, as a condition precedent to such transfer of any of the Option, each and every prospective transferee shall (i) provide or cause to be provided to the Company, at its request, sufficient evidence of the legal right and authority of such prospective transferee to have the Option so transferred and (ii) comply with the provisions of subsection (d) below.

                        (d)                In the event that, at any time or from time to time, the Option or any Shares are transferred to any party (other than the Company) pursuant to the provisions hereof or otherwise, the transferee shall take such Option or Shares pursuant to all of the provisions, conditions and obligations of this Agreement and, as a condition precedent to the transfer of such Shares, the transferee shall agree in writing, for and on behalf of such transferee and such transferee’s successors and assigns, to be bound by all provisions of this Agreement.

            7.            Capital Adjustments.  If any reorganization, recapitalization, reclassification, stock split, stock dividend, or consolidation of shares of Stock, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders other than a cash dividend results in the outstanding shares of Stock, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares of Stock or other securities of the Company, or for shares of Stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding shares of Stock, then, if the Company does so for option holders under the Plan who hold options for the same class of stock as Participant’s Option, the Committee shall make equitable adjustments in:

            (a)            the number of shares and class of Stock that may be subject to the Option, and which have not been issued or transferred under the Option;

            (b)            the purchase price to be paid per share of Stock under the Option; and

            (c)            the terms, conditions or restrictions of the Option, including the price payable for the acquisition of Stock;

            8.            No Other Options.  Participant represents, warrants, covenants and agrees with the Company that Participant has no other option agreements or option award agreements other than this Agreement and any such other option agreements shall be null and void.

            9.            Reserved

            10.          Reserved

            11.          Reserved

            12.          Rights Prior to Exercise.  Participant will have no rights as a shareholder with respect to the Shares except to the extent that Participant has exercised the Option and has been issued and received delivery of a certificate or certificates evidencing the Shares so purchased.

            13.          Reserved

            14.            Stop Transfer Instructions.  The Company shall have the right to have stop transfer instructions placed on or removed from the stock records of the Company with respect to the Shares or cause a legend or legends to be placed on the certificate evidencing such Shares: (i) to the extent that the Participant breaches any provision of this Agreement and the ADSA; and (ii) to the extent that the rules, regulations, and other requirements of the Securities and Exchange Commission, NASDAQ or any stock exchange upon which the Stock is then listed any applicable federal or state laws require such stop transfer instructions or legending.  In making such determination, the Company may rely upon an opinion of counsel for the Company.

            15.            Reserved

            16.            Burden and Benefit; Company.  This Agreement shall be binding upon, and shall inure to the benefit of, the Company and Participant, and their respective heirs, personal and legal representatives, successors and assigns.  As used in this Section 16, the term the “Company” shall also include any corporation which is the parent or a subsidiary of the Company or any corporation or entity which is an affiliate of the Company by virtue of common (although not identical) ownership.  Participant hereby consents to the enforcement of any and all of the provisions of this Agreement by or for the benefit of the Company and any such other corporation or entity.

            17.            Notices.  Any and all notices under this Agreement shall be in writing, and sent by hand delivery, certified or registered mail (return receipt requested and first-class postage prepaid) or nationally-recognized guaranteed overnight delivery service, in the case of the Company, to its principal executive offices to the attention of the President, and, in the case of Participant, to Participant’s address as shown on the Company’s records.

            18.            Specific Performance.  Strict compliance by Participant and the Company shall be required with each and every provision of this Agreement.  The parties hereto agree that the Shares are unique, that Participant’s or Company’s failure to perform the obligations provided by this Agreement will result in irreparable damage to the Company or the Participant, respectively, and that specific performance of Participant’s or the Company’s obligations may be obtained by suit in equity.

            19.            Modifications.  No change or modification of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

            20.            Reserved

            21.            Covenants and Representations of Participant.  Participant represents, warrants, covenants and agrees with the Company as follows:

                        (a)            The Option is being received for Participant’s own account without the participation of any other person, with the intent of holding the Option and the Shares issuable pursuant thereto for investment and without the intent of participating, directly or indirectly, in a distribution of the Shares and not with a view to, or for resale in connection with, any distribution of the Shares or any portion thereof, except for resale in compliance with the Securities Act of 1933..

                        (b)            Participant is not acquiring the Option or any Shares based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Shares, but rather upon an independent examination and judgment as to the prospects of the Company.

                        (c)            Participant has had the opportunity to ask questions of and receive answers from the Company and its executive officers and to obtain all information necessary for Participant to make an informed decision with respect to the investment in the Company represented by the Option and any Shares issued upon its exercise.

                        (d)            Participant is able to bear the economic risk of any investment in the Shares, including the risk of a complete loss of the investment, and Participant acknowledges that Participant must continue to bear the economic risk of any investment in Shares received upon exercise of the Option for an indefinite period.

                        (e)            Participant understands and agrees that the Shares subject to the Option may be issued and sold to Participant without registration under any state or federal laws relating to the registration of securities and in that event will be issued and sold in reliance on exemptions from registration under appropriate state and federal laws.

                        (f)            Shares issued to Participant upon exercise of the Option will not be offered for sale, sold or transferred by Participant other than pursuant to:  (i) an effective registration under applicable state securities laws or in a transaction which is otherwise in compliance with those laws; (ii) an effective registration under the Securities Act of 1933, or a transaction otherwise in compliance with such Act; or (iii) evidence satisfactory to the Company of compliance with all applicable state and federal securities laws.  The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the foregoing laws.

                        (g)            Except as otherwise required by the ADSA or as is customary for the Company to perform for any of its restricted securities holders or option holders, the Company will be under no obligation to register the Shares issuable pursuant to the Option or to comply with any exemption available for sale of the Shares by Participant without registration, and the Company is under no obligation to act in any manner so as to make Rule 144 promulgated under the Securities Act of 1933 available with respect to any sale of the Shares by Participant.

                        (h)            Participant has not relied upon the Company with respect to any tax consequences related to the grant or exercise of this Option, or the disposition of Shares purchased pursuant to its exercise.  Participant acknowledges that, as a result of the grant and/or exercise of the Option, Participant may incur a substantial tax liability.  Participant assumes full responsibility for all such consequences and the filing of all tax returns and elections Participant may be required or find desirable to file in connection therewith.  In the event the Company is required by applicable law to collect any withholding, payroll or similar taxes by reason of the grant or any exercise of the Option, Participant agrees that the Company may withhold such taxes from any monetary amounts otherwise payable by the Company to Participant and that, if such amounts are insufficient to cover the taxes required to be collected by the Company, Participant will pay to the Company, according to the provisions of the ADSA, such additional amounts as are required.

                        (i)            The agreements, representations, warranties and covenants made by Participant herein with respect to the Option shall also extend to and apply to all of the Shares issued to Participant from time to time pursuant to exercise of the Option.  Acceptance by Participant of any certificate representing Shares shall constitute a confirmation by Participant that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

            22.            Limitation of Liability.  Nothing herein contained shall be interpreted as imposing any liability on the Company, and its officers, directors, employees and agents in favor of the Participant with respect to any loss, cost or expense which such recipient may incur in connection with or arising out of any transaction involving the Shares that is subject to the provisions of this Agreement, except for such losses, costs or expenses as they arise out of a breach of this Agreement by the Company.

            23.            Unsecured and Unfunded Agreement. Any rights of the Participant hereunder shall be no greater than the right of an unsecured general creditor of the Company.  Any payments to be made hereunder shall be paid from the general funds of the Company, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts.

            24.            Entire Agreement.  The parties hereto agree that this Agreement and the ADSA sets forth all of the promises, agreements, conditions, understandings, warranties, and representations between the parties with respect to the Option and Shares and that there are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied between the parties with respect to Option the and Shares other than as set forth in this Agreement and in the ADSA.  Any modifications or any waiver of any provision contained in this Agreement shall not be valid unless made in writing and signed by the person or persons sought to be bound by such waiver or modifications.

            25.            Severability.  The provisions of the Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provision to the extent enforceable in any jurisdiction, shall nevertheless be binding and enforceable.

            26.            Waiver.  The waiver by the Company or the Participant, respectively, of a breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach by such party.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Participant have executed this Agreement and affixed their seals hereto as of the day and year first above written.

ATTEST:                                                                SUMMUS, INC. (USA).

                                                                              By: /s/ Andrew L. Fox
Secretary                                                                     Name: Andrew L. Fox
                                                                                   Title: President and Chief Executive Officer

[CORPORATE SEAL]

WITNESS:                                                            PARTICIPANT

                                                                                    /s/ Peter Rogina
(SEAL)                                                                         Peter Rogina

EXHIBIT A

Summus, Inc. (USA)
434 Fayetteville Street Mall
Suite 600
Raleigh, North Carolina  27601

Attention:  President

                    Re:       Exercise of Stock Option

Dear Sir:

            Pursuant to the terms and conditions of that certain [COMPANY NAME] Nonqualified Stock Option Agreement, dated ______________________ (the “Agreement"), I hereby provide notice of my desire to exercise the stock option evidenced by the Agreement (the “Option”) and thereby purchase _____________ shares [must be at least 100 shares or any smaller number of shares as to which the Option is vested and exercisable] of the common stock of [COMPANY NAME], and I hereby tender payment in full for such shares in accordance with the terms of the Agreement.

            I hereby reaffirm that the representations and warranties made in Section 21 of the Agreement are true and correct as of the date of exercising this option.

Very truly yours, Name: Date: